Exhibit 23.5(a)







                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



We consent to the incorporation by reference in this Registration Statement of CUC International, Inc. on Form S-4 of our report dated March 13, 1995, appearing in the Annual Report on Form 10-K of Advance Ross Corporation for the year ended December 31, 1994, and to the reference to us under the heading "Experts" in the Proxy Statement of Ideon Group, Inc., which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Chicago, Illinois
June 27, 1996